Exhibit 21.1
                         SHIVA CORPORATION

                        LIST OF SUBSIDIARIES
                       as of February 24, 1998

                                                  State or
                                                  Jurisdiction of
Name                                              Incorporation
Shiva Corporation                                 Massachusetts

Shiva Credit Corporation                          Massachusetts

Shiva Foreign Sales Corp.       St. Thomas, U.S. Virgin Islands

Shiva Securities Corporation                      Massachusetts

Spider Systems Inc.                               Massachusetts

Shiva Europe Holdings I B.V.                        Netherlands
Shiva Europe Limited                             United Kingdom
Spider Shiva International Systems                       France
Shiva Corporation South Africa (Proprietary)
   Limited                                         South Africa

Shiva Worldwide Holdings Ltd.                          Delaware
Shiva Andina Limitada                                  Colombia
Shiva Australia Pty Ltd                               Australia
Shiva do Brasil Ltda                                     Brazil
Shiva Canada Inc.                                        Canada
Shiva Communications Hong Kong Ltd.                   Hong Kong
Shiva Communications Singapore Pte Ltd                Singapore
Shiva Japan Ltd                                           Japan


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